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                                                                   EXHIBIT 23.11

                                                                  8 March 1995

     I hereby consent to being named in the registration statement as a person about to become a director of Salick Health Care, Inc.

                                              Very truly yours,


                                              /s/ John G. Goddard
                                              --------------------------------
                                              John G. Goddard